Exhibit 99.2

Q3 2010 Earnings Conference Call November 10, 2010

2 Forward-Looking Statements Certain statements, including discussions of the Company's expectations for 2010 and beyond, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks, uncertainties and other factors, which may cause actual events and results to differ materially from historical results or the future results expressed or implied by the forward- looking statements. Please refer to the Company's Annual Report on Form 10-K for the year ended January 3, 2010 and our subsequent filings on Form 10-Q for the fiscal quarters ended April 4, 2010, July 4, 2010 and October 3, 2010 for a description of the factors that could cause such results to differ. The Company intends our forward-looking statements to speak only as of the date made and undertakes no obligation to update or revise any forward-looking statements. To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company uses certain measures defined as non-GAAP financial measures by the SEC. Information regarding the reconciliation of the non-GAAP information used in this presentation to our GAAP results is contained in the appendix and is also available on our website at http://www.apaccustomerservices.com and through the SEC.

3 APAC Presenters Kevin Keleghan President & CEO Andrew Szafran Senior Vice President & CFO

4 Agenda Opening Commentary Financial Overview Additional CEO Commentary Q&A

5 Opening Commentary Key Client Discussions Excellence in Execution Flexible and Customized Solutions Engagement at all levels Clients Would Like to See from us in the future... Expansion of our Global Footprint Philippines - expansion Dominican Republic - growing presence Latin America - new delivery Continued Development of Complementary Services Piloting adjacent non-voice and back-office services

6 1. Percentage change is not meaningful 2. See appendix 3. Cash balance as of 1/3/10 was $20.6 million Quarter-over-Quarter Comparison ($ in millions) Q3 2010 Q3 2009 Change Revenue $ 76.9 $ 68.4 ? 12.5% Gross Margin 19.3% 20.7% ? 140 bp Income Tax Expense $ 2.3 $ 0.1 NM1 Net Income $ 4.6 $ 6.6 ? 29.5% Adjusted EBITDA2 $ 10.7 $ 9.6 ? 11.2% Cash3 $ 49.7 $ 16.2 ? $33.5

1.Percentage change is not meaningful 2. See appendix 3. Cash balance as of 1/3/10 was $20.6 million Year-over-Year Comparison ($ in millions) YTD 2010 YTD 2009 Change Revenue $ 239.5 $ 207.6 ? 15.3% Gross Margin 21.6% 23.2% ? 160 bp Income Tax Expense $ 8.6 $ 0.4 NM1 Net Income $ 16.5 $ 24.9 ? 33.7% Adjusted EBITDA2 $ 37.6 $ 34.1 ? 10.4% Cash3 $ 49.7 $ 16.2 ? $33.5 7

8 Ongoing Focus Focus on Our Clients Operational Excellence Continuous Improvement CEO Operational Experience AT&T Universal Card Malcolm Baldrige National Quality Award GE Capital Six Sigma implementation

9 APPENDIX

Appendix - Non-GAAP Financial Measures To supplement our unaudited condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we use EBITDA and adjusted EBITDA, which are defined as a non-GAAP financial measures by the SEC. The presentation of EBITDA and adjusted EBITDA is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. The items excluded from EBITDA and adjusted EBITDA are significant components of our financial statements and must be considered so in performing a comprehensive analysis of our overall financial results. We believe that EBITDA and adjusted EBITDA provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our core business operating results. We believe management, investors and lenders benefit from referring to EBITDA and adjusted EBITDA in assessing our performance and when planning, forecasting and analyzing future periods. EBITDA and adjusted EBITDA also facilitate internal comparisons to our historical performance and liquidity. We believe that EBITDA and adjusted EBITDA are useful to investors and analysts in allowing for greater transparency with respect to supplemental information used by us in our financial and operational decision making. Our calculations of EBITDA and adjusted EBITDA may not be consistent with calculations of similar measures used by other companies. The accompanying table has more details on the GAAP financial measures that are most directly comparable to EBITDA and adjusted EBITDA and the related reconciliations between these financial measures. Additional information on EBITDA and adjusted EBITDA can be found in our Annual Report on Form 10-K for the year ended January 3, 2010 and our subsequent filings on Form 10-Q for the fiscal quarters ended April 4, 2010, July 4, 2010 and October 3, 2010. 10

Appendix - Non-GAAP Financial Measures The Company operates on a 13 week fiscal quarter that ends on the Sunday closest to September 30. The Company defines EBITDA as net income plus income tax expense (benefit), depreciation and amortization, and interest expense. It defines adjusted EBITDA as EBITDA adjusted for legal settlement expense, severance and other charges and the acceleration of certain stock compensation expense. EBITDA and adjusted EBITDA are measures used by the Company's lenders, investors and analysts to evaluate its financial performance and its ability to pay interest and repay debt. These measures are also indicative of the Company's ability to fund the capital investments necessary for its continued growth. The Company uses these measures, together with its GAAP financial metrics, to assess its financial performance, allocate resources, measure its performance against debt covenants and evaluate its overall progress towards meeting its long-term financial objectives. EBITDA and adjusted EBITDA are not intended to be considered in isolation or used as a substitute for net income or cash flow from operations data presented in accordance with GAAP or as a measure of liquidity. The items excluded from EBITDA and adjusted EBITDA are significant components of the Company's statements of operations and must be considered in performing a comprehensive assessment of its overall financial results. EBITDA and adjusted EBITDA can be reconciled to net income, which the Company believes to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows: 11